     As filed with the Securities and Exchange Commission on April 19, 1996
                                                            Registration No. 33-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                             ----------------------
                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                             ----------------------
                               TIGERA GROUP, INC.
             (Exact name of Registrant as specified in its charter)
                             ----------------------

                DELAWARE                                 94-2691724
     (State or other jurisdiction of        (I.R.S. Employer Identification No.)
     incorporation or organization)

 667 MADISON AVENUE, NEW YORK, NEW YORK                     10021
(Address of Principal Executive Offices)                 (Zip Code)

                                NON-PLAN WARRANTS
                            (Full title of the plan)

                                 ROBERT E. KELLY
                               TIGERA GROUP, INC.
                               645 MADISON AVENUE
                            NEW YORK, NEW YORK 10022
                     (Name and address of agent for service)

                                 (212) 644-5450
          (Telephone number, including area code, of agent for service)

                                    Copy to:
                            Herbert M. Friedman, Esq.
                        Zimet, Haines, Friedman & Kaplan
                                 460 Park Avenue
                            New York, New York 10022
                                 (212) 486-1700

                             ----------------------

                         CALCULATION OF REGISTRATION FEE

==============================================================================================================================
                                                         PROPOSED MAXIMUM      PROPOSED MAXIMUM
    TITLE OF SECURITIES TO BE       AMOUNT TO BE             OFFERING         AGGREGATE OFFERING             AMOUNT OF
           REGISTERED              REGISTERED(1)        PRICE PER SHARE(2)         PRICE(2)              REGISTRATION FEE
- ------------------------------------------------------------------------------------------------------------------------------
     Common Stock, par value      2,130,000 shares            $1.02             $2,173,518.75                 $749.49
         $.01 per share
==============================================================================================================================

- ----------------------
(1) The shares of Common Stock being registered hereunder are reserved for issuance pursuant to Warrant Agreements by and between the Registrant and each of James S. Campbell, Joseph M. Gerard, Donald T. Pascal, Deborah A. Farrington, Julien H. Meyer III, Francis G. Hayes, A. Clinton Allen, Clarke H. Bailey, Ramon Ardizzone, Albert M. Zlotnick, Herbert M. Friedman, Michael S. Berlin, Philip R. Hankin, Irving I. Lassoff, James
        A. Martin III, Daniel A. Rivetti and Charles J. Di Bona II (collectively, the "Option Agreements"). Pursuant to Rule 416 of the Securities Act of 1933, as amended, this Registration Statement also covers such number of additional shares of Common Stock as may become available for issuance pursuant to the Option Agreements in the event of certain changes in outstanding shares, including reorganizations, recapitalizations, stock splits, stock dividends and reverse stock splits.

(2) Estimated solely for the purpose of calculating the registration fee. The registration fee has been calculated in accordance with Rule 457(h) based on an aggregate exercise price of $2,173,518.75, the aggregate price at which the options may be exercised, which averages $1.02 per share.

                                     PART II

Item 3.  Incorporation of Documents by Reference

     The following documents filed with the Securities and Exchange Commission (the "Commission") are incorporated into this registration statement by reference:

     (a) The Registrant's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1995; and

     (b) The description of the Registrant's Common Stock, par value $0.01 per share, contained in the Registrant's Registration Statement on Form 8-A filed with the Commission (Reg. No. 0-12113).

     All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4.  Description of Securities

     Not applicable.

Item 5.  Interests of Named Experts and Counsel

     The legality of the securities being offered hereunder has been passed upon by the law firm of Zimet, Haines, Friedman & Kaplan. Herbert M. Friedman, a member of such firm, is a director of the Registrant, and owns options to purchase an aggregate of 25,000 shares of Common Stock of the Registrant.

     The financial statements incorporated by reference in this registration statement have been audited by BDO Seidman, LLP, independent certified public accountants, to the extent and for the periods set forth in their report incorporated herein by reference, and is incorporated herein in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

Item 6.  Indemnification of Directors and Officers

     Section 102(b)(7) of the Delaware General Corporation Law ("Delaware Law") permits a provision in the certificate of incorporation of each corporation organized thereunder, eliminating or limiting, with certain exceptions, the personal liability of a director to the corporation or its stockholders for monetary damages for certain breaches of fiduciary duty as a director. The Restated Certificate of Incorporation of the Registrant eliminates the personal liability of directors to the fullest extent permitted by Delaware Law.

     Section 145 of Delaware Law ("Section 145"), in summary, empowers a Delaware corporation, within certain limitations, to indemnify its officers, directors, employees, and agents against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement, actually and reasonably incurred by them in connection with any suit or proceeding other than by or on behalf of the corporation, if they acted in good faith and in a manner reasonably believed to be in or not opposed to the best interest of the corporation, and, with respect to a criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful.

     With respect to actions by or on behalf of the corporation, Section 145 permits a corporation to indemnify its officers, directors, employees and agents against expenses (including attorneys' fees) actually and reasonably incurred in connection with the defense or settlement of such action or suit, provided such person meets the standard of conduct described in the preceding paragraph, except that no indemnification is permitted in respect of any claim where such person has been found liable to the corporation, unless the Court of Chancery or the court in which such action or suit was brought approves such indemnification and determines that such person is fairly and reasonably entitled to be indemnified. The Registrant's Amended and Restated By-laws provides for the indemnification of officers, directors, employees and agents to the full extent permitted by Delaware Law.

     The Registrant maintains liability insurance covering its directors, officers, employees and agents with respect to certain liabilities, not including liabilities under the Securities Act, which they may incur in connection with their serving as such directors, officers, employees or agents.

     The Registrant has entered into Indemnification Agreements with the Registrant's directors and executive officers. The indemnification agreements require, among other things, that the Registrant indemnify its directors and executive officers against certain liabilities and associated expenses arising from their service as directors or executive officers of the Registrant and reimburse certain related legal and other expenses. Although the indemnification agreements offer coverage similar to the provisions in the Registrant's Amended and Restated By-laws, they provide greater assurance to the directors and executive officers that indemnification will be available, because, as contracts, they cannot be modified unilaterally in the future by the Board of Directors or by the stockholders to eliminate the rights they provide.

Item 7.  Exemption from Registration Claimed

     Not applicable.

Item 8.  Exhibits

   Exhibit                                 Description
        4.1     Form of Warrant Agreement dated as of April 11, 1991, by and between the Registrant and each of James S. Campbell and Joseph
                M. Gerard (incorporated by reference to Exhibit 10.8 filed as part of the Annual Report on Form 10-KSB for the period ended
                December 31, 1995).

        4.2 Form of Warrant Agreement dated as of November 15, 1995, by and between the Registrant and each of Donald T. Pascal and Deborah
                A. Farrington (incorporated by reference to Exhibit 10.9 filed as part of the Annual Report on Form 10-KSB for the period ended
                December 31, 1995).

        4.3 Form of Warrant Agreement dated as of November 15, 1995, by and between the Registrant and each of Messrs. Julien H. Meyer III and Francis G. Hayes (incorporated by reference to Exhibit 10.10 filed as part of the Annual Report on Form 10-KSB for the period ended December 31, 1995).

        4.4 Form of Warrant Agreement dated as of November 15, 1995, by and between the Registrant and each of A. Clinton Allen and Clarke
                H. Bailey (incorporated by reference to Exhibit 10.11 filed as part of the Annual Report on Form 10-KSB for the period ended
                December 31, 1995).

        4.5 Form of Warrant Agreement dated as of November 15, 1995, by and between the Registrant and each of Ramon Ardizzone, Albert M.
                Zlotnick and Herbert M. Friedman (incorporated by reference to
                Exhibit 10.12 filed as part of the Annual Report on Form 10-KSB for the period ended December 31, 1995).

        4.6 Form of Warrant Agreement dated as of December 26, 1995, by and between the Registrant and each of Michael S. Berlin, Philip R.
                Hankin, Irving I. Lassoff, James A. Martin III and Daniel A.
                Rivetti (incorporated by reference to Exhibit 10.13 filed as part of the Annual Report on Form 10-KSB for the period ended
                December 31, 1995).

        4.7 Warrant Agreement dated as of March 8, 1996, by and between the Registrant and Charles J. Di Bona II, filed herewith.

        4.8     Certificate of Amendment of the Restated Certificate of
                Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 filed as part of the Annual Report on Form 10-K for the period ended December 31, 1987).

        4.9 Amended and Restated By-laws of the Registrant (incorporated by reference to Exhibit 3.2 filed as part of the Annual Report on Form 10-K for the period ended December 31, 1988).

        5.1     Opinion of Zimet, Haines, Friedman & Kaplan, filed herewith.

        23.1    Consent of BDO Seidman, LLP, filed herewith.

        23.2    Consent of counsel, contained in the opinion filed as Exhibit
                5.1 hereto.

        24.1    Power of Attorney (see page 4 of this Registration Statement).

Item 9.       Undertakings

        The undersigned Registrant hereby undertakes:

                (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                   (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                   (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                   (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

              Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or
        Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

              (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

              (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, New York, on this 18th day of April, 1996.

                             TIGERA GROUP, INC.

                             By: /s/Robert E. Kelly
                                 --------------------------------
                                 Robert E. Kelly
                                 Senior Vice President, Chief
                                 Financial Officer and Secretary


                                POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints each of Donald T. Pascal and Robert E. Kelly and each of them, as his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and his name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this registration statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the date indicated.

/s/Donald T. Pascal                                President and Chief Executive Officer                           April 18, 1996
- ---------------------------------------            and Director (Principal Executive
Donald T. Pascal                                   Officer)


/s/Louis Marx, Jr.                                 Co-Chairman and Director                                        April 18, 1996
- ---------------------------------------
Louis Marx, Jr.


/s/Deborah A. Farrington                           Co-Chairman and Director                                        April 18, 1996
- ---------------------------------------
Deborah A. Farrington

/s/Robert E. Kelly                                 Senior Vice President, Chief Financial                          April 18, 1996
- ---------------------------------------            Officer and Secretary (Principal
Robert E. Kelly                                    Financial and Accounting Officer)


/s/A. Clinton Allen                                Director                                                        April 18, 1996
- ---------------------------------------
A. Clinton Allen

/s/Ramon Ardizzone                                 Director                                                        April 18, 1996
- ---------------------------------------
Ramon Ardizzone

/s/Clarke H. Bailey                                Director                                                        April 18, 1996
- ---------------------------------------
Clarke H. Bailey

/s/Herbert M. Friedman                             Director                                                        April 18, 1996
- ---------------------------------------
Herbert M. Friedman

/s/Michael Weatherly                               Director                                                        April 18, 1996
- ---------------------------------------
Michael Weatherly

/s/Albert M. Zlotnick                              Director                                                        April 18, 1996
- ---------------------------------------
Albert M. Zlotnick

                                  EXHIBIT INDEX

    Exhibit                                             Description
    -------                                             -----------
          4.7    Warrant Agreement dated as of March 8, 1996 by and between the Registrant and
                 Charles J. Di Bona II, filed herewith.


          5.1    Opinion of Zimet, Haines, Friedman & Kaplan, filed herewith.

         23.1    Consent of BDO Seidman, LLP, filed herewith.


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